CREDIT AGREEMENT


                                     Between


                            Matson Navigation Company


                                       and


                              BANK OF AMERICA, N.A.


                             dated October 25, 2002


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                                TABLE OF CONTENTS
                                -----------------


Article 1 Definitions....................................................1
         1.1      General Provisions.....................................1
         1.2      Advances...............................................1
         1.3      Available Amount.......................................1
         1.4      Business Day...........................................1
         1.5      Capital Ratio..........................................1
         1.6      Change in Control......................................1
         1.7      Consolidated Total Capital.............................1
         1.8      Credit Limit...........................................1
         1.9      ERISA..................................................1
         1.10     Funded Debt............................................1
         1.11     GAAP...................................................1
         1.12     L/C Agreement(s).......................................1
         1.13     Letter(s) of Credit....................................1
         1.14     Lien...................................................1
         1.15     Loan Documents.........................................2
         1.16     Obligations............................................2
         1.17     Person.................................................2
         1.18     Plan...................................................2
         1.19     Permitted Liens........................................2
         1.20     Subordinated Liabilities...............................2
         1.21     Swap Contract..........................................2
         1.22     Swap Obligations.......................................2
         1.23     Tangible Net Worth.....................................2
         1.24     Termination Date.......................................3

Article 2 Revolving Loan Facility........................................3
         2.1      Revolving Loan.........................................3
         2.2      Note...................................................3
         2.3      Procedure for Advances.................................3
         2.4      Commitment Fees........................................3
         2.5      Standby Letters of Credit..............................3
         2.6      Letter of Credit Fees..................................3

Article 3 Conditions of Lending..........................................4
         3.1      Authorization..........................................4
         3.2      Documentation..........................................4
         3.3      Representations and Warranties.........................4
         3.4      Compliance.............................................4

Article 4 Representations and Warranties.................................4
         4.1      Existence..............................................4
         4.2      Enforceability.........................................4
         4.3      No Legal Bar...........................................4
         4.4      Financial Information..................................4
         4.5      Liens and Encumbrances.................................4
         4.6      Litigation.............................................5
         4.7      Payment of Taxes.......................................5
         4.8      Employee Benefit Plan..................................5
         4.9      Misrepresentations.....................................5
         4.10     No Default.............................................5
         4.11     No Burdensome Restrictions.............................5

Article 5 Affirmative Covenants..........................................5
         5.1      Use of Proceeds........................................5
         5.2      Tangible Net Worth.....................................5
         5.3      Funded Debt to Tangible Net Worth Ratio................5
         5.4      Financial Information..................................5
         5.5      Maintenance of Existence...............................6
         5.6      Books and Records......................................6
         5.7      Access to Premises and Records.........................6
         5.8      Notice of Events.......................................6
         5.9      Payment of Indebtedness and Taxes......................6
         5.10     Compliance with Laws...................................6
         5.11     Insurance..............................................6

Article 6 Negative Covenants.............................................7
         6.1      Liens and Encumbrances.................................7
         6.2      Disposition of Assets..................................7
         6.3      Mergers................................................7
         6.4      Capital Structure......................................7
         6.5      ERISA..................................................7
         6.6      Dissolution............................................7
         6.7      Dividends..............................................7
         6.8      Loans..................................................7
         6.9      Permissible Investments................................7

Article 7 Events and Consequences of Default.............................7
         7.1      Events of Default......................................7
         7.2      Remedies Upon Default..................................8

Article 8 Miscellaneous..................................................9
         8.1      Manner of Payments.....................................9
         8.2      Notices................................................9
         8.3      Documentation and Administration Expenses..............9
         8.4      Collection Expenses...................................10
         8.5      Waiver................................................10
         8.6      Assignment............................................10
         8.7      Merger................................................10
         8.8      Amendments............................................10
         8.9      Jurisdiction and Venue................................10
         8.10     Arbitration and Waiver of Jury Trial..................10
         8.11     Construction..........................................10
         8.12     Counterparts..........................................11

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT ("Agreement") is made between Matson Navigation Company, a Hawaii corporation ("Borrower"), and Bank of America, N.A., a national banking association ("Bank"). The parties agree as follows:

                                    Article 1
                                   Definitions

         1.1 General Provisions. All terms defined below shall have the meaning indicated. All references in this Agreement to:

                  (a)      "dollars" or "$" shall mean U.S. dollars;

                  (b) "Article," "Section," or "Subsection" shall mean articles, sections, and subsections of this Agreement, unless otherwise indicated;

                  (c) terms defined in the Washington version of the Uniform Commercial Code, R.C.W. 62A.9A-101, et seq., and not otherwise defined in this Agreement, shall have the meaning given in the UCC; and

                  (d) an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.

         1.2 Advances shall mean the disbursement of loan proceeds under the Revolving Loan. An Advance shall not constitute a payment order under R.C.W. ss.62A.4A-103.

         1.3 Available Amount shall mean at any time the amount of the Credit Limit, minus the face amount of all Letters of Credit outstanding, minus the unpaid principal balance of the Revolving Note.

         1.4 Business Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Washington, are authorized or required by law to close.

         1.5 Capital Ratio shall mean the ratio of Funded Debt to Consolidated Total Capital, determined as of each fiscal quarter end, on a rolling, four-quarter basis.

         1.6 Change in Control shall mean the acquisition by any Person, or any two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of outstanding shares of voting stock of Borrower representing more than 50% of voting control of Borrower, which Person or Persons currently have beneficial ownership of 50% or less of the outstanding voting stock of Borrower.

         1.7 Consolidated Total Capital shall mean the sum of Funded Debt, Tangible Net Worth, and deferred income taxes, calculated on a consolidated basis.

         1.8      Credit Limit shall mean $50,000,000.

         1.9 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.10 Funded Debt shall mean all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt, less the non-current portion of Subordinated Liabilities.

         1.11 GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States and as consistently applied by Borrower.

         1.12     L/C Agreement(s) shall have the meaning assigned to it in
Section 2.5.

         1.13     Letter(s) of Credit shall have the meaning assigned to it in
Section 2.5.

         1.14 Lien shall mean any mortgage, pledge, lien, charge, encumbrance, lease, security interest, claim, exercise of rights, or other interest affecting title to property.

         1.15 Loan Documents shall mean collectively this Agreement, the Revolving Note, the L/C Agreements, all Swap Contracts, and all other documents, instruments, and agreements now or later executed in connection with this Agreement.

         1.16 Obligations shall mean the Revolving Note, the L/C Agreements, Borrower's obligation to reimburse Bank for all amounts drawn under the Letters of Credit, all Swap Obligations, and all fees, costs, expenses, and indemnifications due to Bank under this Agreement.

         1.17 Person shall mean any individual, partnership, corporation, limited liability company, business trust, unincorporated organization, joint venture, or any governmental entity, department, agency, or political subdivision.

         1.18 Plan shall mean any employee benefit plan or other plan maintained for Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.

         1.19     Permitted Liens shall mean:

                  (a) mechanics', suppliers, tax, and any other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate legal proceedings diligently conducted, provided that Borrower set aside on its books such reserves or other appropriate provisions, if any, as shall be required by GAAP;

                  (b) any Lien on a vessel for financing the purchase or acquisition of such vessel;

                  (c) any Lien existing on the date of this Agreement as to which Borrower has given written notice to Bank or arising out of refinancing (so long as there is no increase in principal amount or in the amount of security provided), extension, renewal, or rollover of liabilities;

                  (d) any Lien existing on any asset of any corporation at the time such corporation is acquired by or merged into Borrower;

                  (e) any Lien arising pursuant to an order of attachment, distraint, or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                  (f) easements, rights-of-way, and restrictions, and other similar encumbrances incurred in the ordinary course of business that in the aggregate do not exceed $5,000,000; and

                  (g) the disposition of property or assets in the ordinary course of business.

         1.20 Subordinated Liabilities shall mean liabilities subordinated to Borrower's obligations to Bank in a manner acceptable to Bank in its sole discretion.

         1.21 Swap Contract shall mean any interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, swaption, bond or bond price swap, option or forward, treasury lock, any similar transaction, any option to enter into any of the foregoing and any combination of the foregoing, which agreements may be oral or in writing including, without limitation, any master agreement relating to or governing any or all of the foregoing any related schedule or confirmations.

         1.22 Swap Obligations shall mean all indebtedness and obligations of Borrower to Bank under any Swap Contract, as any or all of them may from time to time be modified, amended, extended, renewed and restated.

         1.23 Tangible Net Worth shall mean the value of Borrower's total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

         1.24 Termination Date shall mean December 31, 2004, or such earlier date upon which Bank's commitment to lend is terminated pursuant to Subsection 7.2(a).

                                    Article 2
                             Revolving Loan Facility

         2.1 Revolving Loan. Subject to the terms and conditions of this Agreement, Bank shall make Advances to Borrower from time to time, until the Termination Date ("Revolving Loan"), with the aggregate principal amount at any one time outstanding not to exceed the Credit Limit minus the face amount of all Letters of Credit outstanding. Borrower may use the Revolving Loan by borrowing, prepaying, and reborrowing the Available Amount, in whole or in part, until the Termination Date.

         2.2 Note. The obligation of Borrower to repay the Advances shall be evidenced by a promissory note (including all renewals, modifications, and extensions thereof, the "Revolving Note") made by Borrower to the order of Bank, and shall bear interest as provided in the Revolving Note. The Revolving Note shall be unsecured and shall be in form satisfactory to Bank.

         2.3 Procedure for Advances. Borrower may borrow under the Revolving Loan on any Business Day. Borrower shall give Bank irrevocable written notice specifying the amount to be borrowed and the requested borrowing date. Borrower shall give Bank irrevocable notice (written or oral) by 3:00 p.m., Pacific time, or by such earlier time as may be required under the Revolving Note, specifying the amount to be borrowed and the requested borrowing date. If notice is received after by 3:00 p.m., Pacific time, Bank may in its discretion make an Advance on the same day, but shall otherwise make such Advance on the following Business Day. Borrower agrees that each Advance will be automatically deposited into Borrower's account number 1233517020 at Bank, or such other of Borrower's accounts with Bank as designated in writing by Borrower.

         2.4 Commitment Fees. Borrower shall pay to Bank a commitment fee of $50,000 upon execution of this Agreement. In addition, Borrower shall pay to Bank, in arrears in quarterly intervals beginning three months after the date of execution of this Agreement, and continuing until and including the Termination Date, a nonusage fee equal to a percentage per annum of the difference between
(a) the Credit Limit and (b) the sum of the daily outstanding principal balance of the Revolving Note plus the daily outstanding face amount of all Letters of Credit. The applicable percentage shall be 0.10% per annum for the period from the date of this Agreement through December 31, 2003; and thereafter shall be 0.12% per annum.

         2.5 Standby Letters of Credit. Upon Borrower's execution of Bank's standard form standby letter of credit application ("L/C Agreement"), Bank shall, until the Termination Date, issue on Borrower's behalf, up to the Available Amount, standby letters of credit ("Letters of Credit") with expiration dates no later than the Termination Date. The aggregate amount of all Letters of Credit outstanding shall not exceed $5,000,000. If there is a draw under a Letter of Credit and Borrower fails to reimburse Bank for the amount of such draw by 3:00 p.m., Seattle time, Bank may on that date make an Advance in the amount of the draw, whether or not a Default exists or Borrower has requested an Advance, and apply the Advance to Borrower's reimbursement obligation.

         2.6 Letter of Credit Fees. Borrower shall pay to Bank in advance, upon issuance of each Letter of Credit, an issuance fee based on a percentage of the face amount of the Letter of Credit. The applicable percentage shall be 0.45% per annum for the period from the date of this Agreement through December 31, 2003; and thereafter shall be 0.55% per annum. Borrower shall additionally, on demand, pay transaction fees for Letters of Credit according to Bank's then-outstanding standard fee schedule on all drafts, transfers, extensions, and other transactions, and reimburse Bank for all out-of-pocket costs, legal fees, and expenses with regard thereto.

                                    Article 3
                              Conditions of Lending

         Bank's obligation to make Advances and to issue Letters of Credit is subject to the conditions precedent listed in Sections 3.1 and 3.2, and to make subsequent Advances and issue subsequent Letters of Credit is subject to the conditions precedent listed in Sections 3.3 and 3.4, unless waived by Bank in writing:

         3.1 Authorization. Borrower shall have delivered to Bank a certified copy of the resolution of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all Loan Documents, together with appropriate certificates of incumbency.

         3.2 Documentation. Borrower shall have executed and delivered to Bank all documents to reflect the existence of the Obligations.

         3.3 Representations and Warranties. The representations and warranties made by Borrower in the Loan Documents and in any certificate, document, or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.

         3.4 Compliance. No Default or other event which, upon notice or lapse of time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the advance of credit to be made.

                                   Article 4
                         Representations and Warranties

         To induce Bank to enter into this Agreement, Borrower represents, warrants, and covenants to Bank as follows:

         4.1 Existence. Borrower is in good standing as a corporation under the laws of the state of Hawaii, and has the power, authority, and legal right to own and operate its property or lease the property it operates and to conduct its current business; and is qualified to do business and is in good standing in all other jurisdictions where the ownership, lease, or operation of its property or the conduct of its business requires such qualification.

         4.2 Enforceability. The Loan Documents, when executed and delivered by Borrower, shall be enforceable against Borrower in accordance with their respective terms.

         4.3 No Legal Bar. The execution, delivery, and performance by Borrower of the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to Borrower of any court, arbitrator, or governmental agency or body of any kind; Borrower's organizational documents; any security issued by Borrower; or any mortgage, indenture, lease, contract, undertaking, or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.

         4.4 Financial Information. By submitting each of the financial statements required by Subsection 5.4(a) and 5.4(b), Borrower is deemed to represent and warrant that: (a) such statement is complete and correct and fairly presents the financial condition of Borrower as of the date of such statement; (b) such statement discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP. As of this date, there has been no adverse change in Borrower's financial condition since preparation of the last such financial statements delivered to Bank that would materially impair Borrower's ability to repay the Obligations.

         4.5 Liens and Encumbrances. As of this date, Borrower has good and marketable title to its property free and clear of all Liens other then Permitted Liens.

         4.6 Litigation. Except as disclosed in writing to Bank, there is no threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration, or administrative action which may materially adversely affect Borrower's business, property, operations, or financial condition.

         4.7 Payment of Taxes. Borrower has timely filed or caused to be filed all tax returns when required to be filed; and has timely paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties, and other charges levied or assessed against Borrower or any of its property imposed on it by any governmental authority, agency, or instrumentality that are due and payable (other than those returns or payments of which the mount, enforceability, or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on Borrower's books).

         4.8 Employee Benefit Plan. Borrower is in compliance in all respects with the provisions of ERISA and the regulations and published interpretations thereunder. Borrower has not engaged in any acts or omissions, which would make Borrower liable to the Plan, to any of its participants, or to the Internal Revenue Service, under ERISA.

         4.9 Misrepresentations. No information, exhibits, data, or reports furnished by Borrower or delivered to Bank in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data, or reports not misleading.

         4.10 No Default. Borrower is not in default in any Loan Document, or in any contract, agreement, or instrument to which it is a party.

         4.11 No Burdensome Restrictions. No contract or other instrument to which Borrower is a party, or order, award, or decree of any court, arbitrator, or governmental agency, materially impairs Borrower's ability to repay the Obligations.

                                    Article 5
                              Affirmative Covenants

         So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents, Borrower shall:

         5.1 Use of Proceeds. Use the proceeds of the Revolving Loan for working capital or other general corporate purposes.

         5.2 Tangible Net Worth. Maintain on a consolidated basis Tangible Net Worth, measured as of each fiscal quarter end, of not less than $250,000,000.

         5.3 Funded Debt to Tangible Net Worth Ratio. Maintain on a consolidated basis a ratio of Funded Debt to Tangible Net Worth, measured as of each fiscal quarter end, not exceeding 2.0 to 1.

         5.4 Financial Information. Maintain a standard system of accounting in accordance with GAAP and furnish to Bank the following:

                  (a)      Quarterly Financial Statements. As soon as available
                           ------------------------------
         and, in any event, within 45 days after the end of each fiscal quarter of each fiscal year, a copy of the consolidated statement of income and retained earnings of Borrower for the quarter and for the current fiscal year through such quarter, and for each such quarter a copy of the consolidated balance sheet, statement of shareholder's equity, and statement of cash flows of Borrower as of the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding period of the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank, prepared under the supervision of the chief financial officer of Borrower, and in form and substance satisfactory to Bank;

                  (b)      Annual Financial Statements. As soon as available
                           ---------------------------
         and, in any event, within 120 days after the end of each fiscal year, a copy of the consolidated balance sheet, statement of income and retained earnings, statement of shareholder's equity, and statement of cash flows of Borrower for such year, setting forth in each case, in comparative form, corresponding figures from the preceding annual statements, each audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Bank certifying that such statement is complete and correct, fairly presents without qualification the financial condition of Borrower for such period, is prepared in accordance with GAAP, and has been audited in conformity with generally accepted auditing standards;

                  (c)      Other Certificates. Together with the delivery of the
                           ------------------
         financial statements required by Subsections 5.4(a) and 5.4(b), a certificate of the chief financial officer of Borrower, in the form of Exhibit A attached; and

                  (d)      Other Information. Such other reports and information
                           -----------------
         as Bank shall reasonably request from time to time.

         5.5 Maintenance of Existence. Preserve and maintain its existence, powers, and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction in which its presence is necessary or desirable in view of its business, operations, or ownership of its property. Borrower shall also maintain and preserve all of its property, which is necessary or useful in the proper course of its business, in good working order and condition, ordinary wear and tear excepted.

         5.6 Books and Records. Keep accurate and complete books, accounts, and records in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower.

         5.7 Access to Premises and Records. At all reasonable times and as often as Bank may reasonably request, permit any authorized representative designated by Bank to have access to the premises, property, and financial records of Borrower, including all records relating to the finances, operations, and procedures of Borrower, and to make copies of or abstracts from such records.

         5.8      Notice of Events.  Furnish Bank prompt written notice of:

                  (a)      Proceedings. Any proceeding instituted by or against
                           -----------
         Borrower in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's business, property, or financial condition, or where the amount involved is $10,000,000 or more and not covered by insurance;

                  (b)      Material Development. Any material development in any
                           --------------------
         such proceeding referred to in Subsection (a);

                  (c)      Defaults. Any accident, event, or condition which is
                           --------
         or, with notice or lapse of time or both, would constitute a Default, or a default under any other agreement to which Borrower is a party; and

                  (d)      Adverse Effect. Any other action, event, or condition
                           --------------
         of any nature, which could result in a material adverse effect on the business, property, or financial condition of Borrower.

         5.9 Payment of Indebtedness and Taxes. Pay all indebtedness and perform all obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower, its property, or revenues prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies, or otherwise which, if unpaid, might become a lien or charge upon Borrower's property. Borrower shall not, however, be required to pay or discharge any such tax, assessment, charge, levy, or claim so long as its enforceability, amount, or validity is contested in good faith by appropriate proceedings.

         5.10 Compliance with Laws. Comply in all material respects with all laws, regulations, and court orders applicable to Borrower's business.

         5.11 Insurance. Maintain commercially adequate levels of coverage with financially sound and reputable insurers, including, without limitation:

                  (a)      Property Insurance. Insurance on all property of a
                           ------------------
         character usually insured by organizations engaged in the same or similar type of business as Borrower against all risks, casualties, and losses through extended coverage or otherwise and of the kind customarily insured against by such organizations;

                  (b)      Liability Insurance. Public liability insurance
                           -------------------
         against tort claims which may be asserted against Borrower; and

                  (c)      Additional Insurance. Such other insurance as may be
                           --------------------
         required by law.

                                    Article 6
                               Negative Covenants

         So long as this Agreement shall remain in effect, or any liability shall exist under the Loan Documents, Borrower shall not, without prior written consent of Bank, which consent shall not be unreasonably withheld:

         6.1 Liens and Encumbrances. Create, incur, or assume, or agree to create, incur, or assume any Lien, whether consensual or nonconsensual, on any of its property, except for Permitted Liens.

         6.2 Disposition of Assets. Sell, transfer, lease, or otherwise assign or dispose of a substantial portion of its property to any Person, outside the ordinary course of business.

         6.3 Mergers. Become a party to any merger, consolidation, or like structural change, or make any substantial transfer or contribution to, or material investment in, stock, shares, or licenses of any Person.

         6.4 Capital Structure. Purchase, retire, or redeem any of its capital stock or otherwise effect any change in Borrower's capital structure.

         6.5 ERISA. Engage in any act or omission, which would make Borrower materially liable under ERISA to the Plan, to any of its participants, or to the Internal Revenue Service.

         6.6 Dissolution. Adopt any agreement or resolution for dissolving, terminating, or substantially altering Borrower's present business activities, or take any action to alter Borrower's present business activities, or to voluntarily suspend Borrower's business.

         6.7 Dividends. Declare or pay any dividend in excess of the following if Borrower's Capital Ratio for any fiscal quarter, as shown on its most recently submitted Compliance Certificate, is greater than 0.50 to 1: in any one fiscal year, including the current fiscal year, the sum of
(a) $10,000,000 and (b) 40% of Borrower's net after-tax income for such fiscal year.

         6.8 Loans. Make any loans, advances or other extensions of credit to any Person, including but without limitation any of the Borrower's executives, officers, directors or shareholders, or to any related or unrelated entity, except for (a) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities, and (b) other loans not exceeding $10,000,000 in the aggregate outstanding at any one time.

         6.9 Permissible Investments. Make any investment outside the ordinary course of Borrower's business, except investments authorized under Borrower's investment resolution December 10, 1998.

                                   Article 7
                       Events and Consequences of Default

         7.1 Events of Default. Any of the following events, at the option of Bank and at any time without regard to any previous knowledge on the part of Bank, shall constitute a default by Borrower under the terms of this Agreement, the Revolving Note, and all other Loan Documents ("Default"):

                  (a)      Nonpayment. Any payment or reimbursement due or
                           ----------
         demanded under this Agreement or any Loan Document is not made within five days of the date when due;

                  (b)      Breach of Warranty. Any representation or warranty
                           ------------------
         made in connection with this Agreement or any other Loan Document, or any certificate, notice, or report furnished pursuant hereto, is determined by Bank to be false in any material respect when made, and is relied upon by Bank to its detriment;

                  (c)      Failure to Perform. Any other term, covenant, or
                           ------------------
         agreement contained in any Loan Document is not performed or satisfied, and, if remediable, such failure continues unremedied for 30 days after written notice thereof has been given to Borrower by Bank;

                  (d)      Defaults on Other Obligations. There exists a default
                           -----------------------------
         in the performance of any other agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which would permit such obligation to be declared due and payable prior to its stated maturity; and such default continues for 30 days after Borrower receives written notice thereof from the creditor so affected, but only if the aggregate of all such defaulted obligations the default of which is continuing exceeds $5,000,000;

                  (e)      Ownership. A Change in Control shall occur;
                           ---------

                  (f)      Loss, Destruction, or Condemnation of Property. A
                           ----------------------------------------------
         portion of Borrower's property is affected by any uninsured loss, damage, destruction, theft, sale, or encumbrance other than created herein or is condemned, seized, or appropriated, the effect of which materially impairs Borrower's financial condition or its ability to pay its debts as they come due;

                  (g)      Attachment Proceedings and Insolvency. Borrower or
                           -------------------------------------
         any of Borrower's property is affected by any:

                           (i) Judgment lien, execution, attachment, garnishment, general assignment for the benefit of creditors, sequestration, or forfeiture, to the extent Borrower's financial condition or its ability to pay its debts as they come due is thereby materially impaired; or

                           (ii)     Proceeding under the laws of any
                  jurisdiction relating to receivership, insolvency, or bankruptcy, whether brought voluntarily or involuntarily by or against Borrower, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding, and, if such proceeding is involuntarily brought against Borrower, it is not dismissed within 60 days;

                  (h)      Judgments. Final judgment on claims not covered by
                           ---------
         insurance which, together with other outstanding final judgments against Borrower, exceeds $5,000,000, is rendered against Borrower and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay; or

                  (i)      Government Approvals. Any governmental approval,
                           --------------------
         registration, or filing with any governmental authority, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents, is revoked, withdrawn, or withheld, or fails to remain in full force and effect, except Borrower shall have 60 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations, and filings.

         7.2 Remedies Upon Default. If any Default occurs under Subsection 7.1(g), Bank's commitment to make Advances and issue Letters of Credit shall immediately and automatically terminate, and all Obligations, including all accrued interest, shall immediately and automatically become due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, and Bank may immediately exercise any or all of the following remedies for Default; and if any other Default occurs and is continuing, Bank may, upon notice to Borrower:

                  (a)      Terminate Commitments. Terminate Bank's commitment to
                           ---------------------
         make Advances or issue new Letters of Credit;

                  (b)      Suspend Commitments. Refuse to make Advances or issue
                           -------------------
         new Letters of Credit until any Default has been cured;

                  (c)      Accelerate. Declare the Revolving Note, together with
                           ----------
         all accrued interest, to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

                  (d)      Setoff. Exercise its right of setoff against deposit
                           ------
         accounts of Borrower with Bank, or place an administrative freeze on any such accounts; and/or

                  (e)      All Remedies. Pursue any other available legal and
                           ------------
         equitable remedies.

All of Bank's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently.

                                    Article 8
                                  Miscellaneous

         8.1      Manner of Payments.

                  (a)      Payments on Nonbusiness Days. Whenever any event is
                           ----------------------------
         to occur or any payment is to be made under any Loan Document on any day other than a Business Day, such event may occur or such payment may be made on the next succeeding Business Day and such extension of time shall be included in computation of interest in connection with any such payment.

                  (b)      Payments. All payments and prepayments to be made by
                           --------
         Borrower shall be made to Bank when due, at Bank's office as may be designated by Bank, without offsets or counterclaims for any amounts claimed by Borrower to be due from Bank, in U.S. dollars and in immediately available funds.

                  (c)      Application of Payments. All payments made by
                           -----------------------
         Borrower shall be applied first against fees, expenses, and indemnities due; second, against interest due; and third, against principal, with Bank having the right, after a Default which is continuing, to apply any payments or collections received against any one or more of the Obligations in any manner which Bank may choose.

                  (d)      Recording of Payments. Bank is authorized to record
                           ---------------------
         on a schedule or computer-generated statement the date and amount of all conversions between interest rate options and all payments of principal and interest. All such schedules or statements shall constitute prima facie evidence of the accuracy of the information so recorded.

         8.2 Notices. Bank may make Advances and make conversions between interest rates based on telephonic, telex, and oral requests made by any Person whom Bank in good faith believes to be authorized to act on behalf of Borrower. All other notices, demands, and other communications to be given pursuant to any of the Loan Documents shall be in writing and shall be deemed received the earlier of when actually received, or two days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:

Bank:                                       Borrower:

BANK OF AMERICA, N.A.                       Matson Navigation Company
Commercial Banking                          333 Market Street
800 Fifth Avenue, 35th Floor                San Francisco, CA 94105
Seattle, WA  98104                          Attention:  Chief Financial Officer
Attention:  Mike Loken


         8.3 Documentation and Administration Expenses. Borrower shall pay, reimburse, and indemnify Bank for all of Bank's reasonable costs and expenses, including, without limitation, all accounting, appraisal, and report preparation fees or expenses, all attorneys' fees (including the allocated cost of in-house counsel), legal expenses, and recording or filing fees, incurred in connection with the negotiation, preparation, execution, and administration of this Agreement and all other Loan Documents, and all amendments, supplements, or modifications thereto. Borrower acknowledges that any legal counsel retained or employed by Bank acts solely on Bank's behalf and not on Borrower's behalf, despite Borrower's obligation to reimburse Bank for the cost of such legal counsel, and that Borrower has had sufficient opportunity to seek the advice of its own legal counsel with regard to this Agreement.

         8.4 Collection Expenses. The nonprevailing party shall, upon demand by the prevailing party, reimburse the prevailing party for all of its costs, expenses, and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the other Loan Documents, or to analleged tort arising out of the transactions evidenced by this Agreement, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies.

         8.5 Waiver. No failure to exercise and no delay in exercising, on the part of Bank, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. Further, no waiver or indulgence by Bank of any Default shall constitute a waiver of Bank's right to declare a subsequent similar failure or event to be a Default.

         8.6 Assignment. This Agreement is made expressly for the sole benefit of Borrower and for the protection of Bank and its successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Bank.

         8.7 Merger. The rights and obligations set forth in this Agreement shall not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Bank's entire agreement with Borrower with regard to the Revolving Loan, and supersede all prior writings and oral negotiations. No oral or written representation, covenant, commitment, waiver, or promise of either Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement or another Loan Document, or in an amendment complying with Section 8.8. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         8.8 Amendments. Any amendment or waiver of, or consent to any departure by Borrower from any provision of, this Agreement shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given.

         8.9 Jurisdiction and Venue. Borrower irrevocably consents to the personal jurisdiction of the state and federal courts located in the State of Washington in any action brought under this Agreement or any other Loan Document, and any action based upon the transactions encompassed by this Agreement, whether or not based in contract. Venue of any such action shall be laid in King County, Washington.

         8.10 Arbitration and Waiver of Jury Trial. Any claim or controversy ("Claim") between the parties, whether arising in contract or tort or by statute including, but not limited to, Claims resulting from or relating to this Agreement shall, upon the request of either party, be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code). Arbitration proceedings will be conducted in accordance with the applicable rules for the arbitration of disputes of JAMS or any successor thereof. The arbitration shall be conducted in Seattle, Washington. The arbitration hearing shall commence within 90 days of the demand for arbitration and close within 90 days of commencement, and any award, which may include legal fees, shall be issued (with a brief written statement of the reasons therefor) within 30 days of the close of hearing. Any dispute concerning whether a claim is arbitrable or barred by the statute of limitations shall be determined by the arbitrator. This arbitration provision is not intended to limit the right of any party to exercise self-help remedies, or to seek and obtain interim or provisional relief of any kind. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, if for any reason a Claim is not arbitrated, the parties irrevocably and voluntarily agree to waive any right to a trial by jury in respect of such Claim.

         8.11 Construction. Each term of this Agreement and each Loan Document shall be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules. If one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable. If there is a conflict among the provisions of any Loan Documents, the provisions of this Agreement shall be controlling. The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this Agreement.

         8.12 Counterparts. This Agreement and each Loan Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument.

         DATED as of October 25, 2002.

Borrower:                                    Bank:

Matson Navigation Company                    BANK OF AMERICA, N.A.



By       /s/ Matthew J. Cox                  By   /s/ Mike Loken
    -------------------------------------      ----------------------------
Title     SVP & CFO                          Title   SVP
     ------------------------------------         -------------------------



By    /s/  Timothy H. Reid
    -------------------------------------
Title   Treasurer
     ------------------------------------

                          EXHIBIT A TO CREDIT AGREEMENT

             [Form of Certificate to be sent with financial reports]

[Date]

Bank of America, N.A.
Commercial Banking
800 Fifth Avenue, 35th Floor
Seattle, WA  98104
Attention:  Mike Loken

Re:  Certificate of Chief Financial Officer

Ladies and Gentlemen:

With respect to that certain Credit Agreement between Matson Navigation Company and Bank of America, N.A. ("Bank") dated as of October 25, 2002 (the "Agreement"), we hereby represent to you the following (capitalized terms used in this certificate shall have the same meaning as in the Agreement):

1. Enclosed are financial statements required by Section 5.4 of the Agreement.

2. As of the date of such financial statements, Borrower's Tangible Net Worth is $___________.

3. As of the date of such financial statements, Borrower's ratio of Funded Debt to Tangible Net Worth is ________ to 1.

4. As of the date of such financial statements, Borrower's Capital Ratio is _________ to 1. Borrower has declared or paid dividends in the aggregate amount of $____________ during the fiscal year which is the subject of such financial statements.

5. Such financial statements are complete and correct, fairly present, without qualification, the financial condition of Borrower for such period, and if the statement is a year-end statement, such statement is prepared in accordance with GAAP.

6. No Default exists, nor any event which, with lapse of time or upon the giving of notice would constitute a Default under the Agreement.


Sincerely,

MATSON NAVIGATION COMPANY




By
  -------------------------------------------------
               Chief Financial Officer